                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


                                            STATE OF INCORPORATION
NAME                                        OR ORGANIZATION
----                                        ---------------
Motor Cargo                                 Utah
MC Distribution Services, Inc.              Utah
MC Leasing, Inc.                            Utah
Interstate Commerce Collections, Inc.       Utah
Ute Trucking and Leasing, L.L.C.            Utah